Exhibit 99.1

NEWS RELEASE

CONTACTS:	Wayne Whitener Chief Executive Officer TGC Industries, Inc. (972) 881-1099 Jack Lascar, Partner Karen Roan, SVP DRG&E (713) 529-6600

FOR IMMEDIATE RELEASE

TGC Industries Declares 5% Stock Dividend

PLANO, TEXAS — April 2, 2007 — TGC Industries, Inc. (AMEX: TGE) today announced a five percent (5%) stock dividend on its outstanding Common Stock.  Shareholders of record as of April 13, 2007 will receive the stock dividend on April 27, 2007.

Cash in lieu of fractional shares will be paid to shareholders based on the last sales price of the Company’s stock on the record date.  As of March 30, 2007, TGC Industries had 15,747,118 shares of Common Stock outstanding.

Wayne Whitener, President and Chief Executive Officer, commented, “The stock dividend is being paid in recognition of TGC’s continuing growth and favorable long-term outlook.”

TGC Industries, Inc., based in Plano, Texas, with branch offices in Houston and Oklahoma City, is one of the leading providers of seismic data acquisition services throughout the continental United States.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations and projections about future events.  All statements other than statements of historical fact included in the press release regarding the Company are forward-looking statements.  There can be no assurance that those expectations and projections will prove to be correct.

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